Exhibit 10.4

AMENDMENT TO THE LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”), dated as of September 8, 2023, is entered into by and among APx Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), APx Cap Sponsor Group I, LLC (the “Sponsor”) and each of the undersigned (the “Insiders”).  The Company, the Sponsor and the Insiders shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Company, the Sponsor and the Insiders are party to that certain Letter Agreement, dated as of December 6, 2021 (the “Letter Agreement”);

WHEREAS, the Parties wish to amend the Letter Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Defined Terms and Rules of Interpretation. Except as otherwise expressly provided herein, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Letter Agreement after giving effect to this Amendment.

2. Amendment to Transfer of Shares provision. A new Section 7(d) is hereby added to the Sponsor Letter Agreement as follows:

3. “Notwithstanding the anything to the contrary herein, the Transfer of Founder Shares and the Private Placement Warrants in connection with that certain Purchase Agreement dated September 8, 2023 among the Company, the Sponsor and purchaser defined therein to purchaser, directly or indirectly, shall not be restricted by this Section 7.”

4. Miscellaneous; Incorporation by Reference. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Letter Agreement shall remain in full force and effect to the extent in effect on the date hereof. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Letter Agreement, as though the other provisions of this Amendment were set forth in the Letter Agreement. The Letter Agreement, as modified by this Amendment, constitutes the complete agreement between the Parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. Sections 18 (Governing Law) and Section 19 (Notices) of the Letter Agreement are hereby incorporated by reference into this Amendment mutatis mutandis.

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Sincerely,

APX CAP SPONSOR GROUP I, LLC
a Cayman Islands limited liability company

By: APX CAP HOLDINGS I, LLC, its sole member

By:	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Managing Member

/s/ Daniel Braatz
Daniel Braatz

/s/ Xavier Martinez
Xavier Martinez

/s/ Alfredo Vara Alonso
Alfredo Vara Alonso

/s/ Angel Losada Moreno
Angel Losada Moreno

/s/ David Proman
David Proman

/s/ Diego Dayenoff
Diego Dayenoff

Acknowledged and Agreed:

APX ACQUISITION CORP. I

By:	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Chief Executive Officer